Q1 2020 Earnings Release Published May 4, 2020 David Graziosi, President & Chief Executive Officer Fred Bohley, Senior Vice President & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: the duration and spread of the COVID-19 outbreak, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, our supply chain, our distribution processes and demand for our products; risks related to our substantial indebtedness; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; our failure to identify, consummate or effectively integrate acquisitions; U.S. and foreign defense spending; general economic and industry conditions; increases in cost, disruption of supply or shortage of raw materials or components used in our products; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; risks associated with our international operations, including increased trade protectionism; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; and our intention to pay dividends and repurchase shares of our common stock. Allison Transmission cannot assure you that the assumptions made in preparing any of the forward- looking statements will prove accurate or that any long-term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Allison Transmission undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Allison Transmission cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial goals or the value we currently ascribe to certain tax attributes set forth herein. Actual results may vary significantly from these statements. Allison Transmission’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. Important factors that could cause actual results to differ materially are discussed in Allison Transmission’s Annual Report on Form 10-K for the year ended December 31, 2019.

Non-GAAP Financial Information We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to Adjusted EBITDA and Adjusted EBITDA as a percent of net sales is Net income and Net income as a percent of net sales, respectively. Adjusted EBITDA is calculated as the earnings before interest expense, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales. We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities after additions of long-lived assets.

Call Agenda Q1 2020 Performance Liquidity Profile and Q1 2020 Capital Allocation

Q1 2020 Performance Summary ($ in millions) Q1 2020 Q1 2019 % Variance Net Sales $637 $675 (5.6%) Gross Margin % 51.2% 53.2% (200) bps Net Income $139 $167 (16.8%) Adjusted EBITDA(1) $257 $290 (11.4%) See Appendix for a reconciliation of Adjusted EBITDA. Commentary Net Sales: decrease was principally driven by lower demand in the North America On-Highway and Outside North America On-Highway end markets partially offset by higher demand in the Defense and Service Parts, Support Equipment & Other end markets. Gross Margin: decrease was principally driven by lower net sales and unfavorable mix partially offset by favorable material costs. Net Income: decrease was principally driven by lower gross profit and increased product initiatives spending partially offset by lower selling, general and administrative expenses and lower interest expense. Adjusted EBITDA: decrease was principally driven by lower gross profit and increased product initiatives spending partially offset by lower selling, general and administrative expenses.

Q1 2020 Sales Performance ($ in millions) End Markets Q1 2020 Q1 2019 % Variance Commentary North America On-Hwy $352 $377 (7%) Principally driven by lower demand for Rugged Duty Series models North America Off-Hwy $8 $14 (43%) Principally driven by lower demand for hydraulic fracturing applications Defense $40 $32 25% Principally driven by higher Tracked vehicle demand Outside North America On-Hwy $72 $94 (23%) Principally driven by lower demand in Europe and Asia Outside North America Off-Hwy $27 $27 0% Principally driven by higher demand in the energy sector offset by lower demand in the mining and construction sectors Service Parts, Support Equipment & Other $138 $131 5% Principally driven by aluminum die casting component volume associated with the Walker Die Casting acquisition partially offset by lower demand for North America Off-Highway service parts Total $637 $675 (6%)

Q1 2020 Financial Performance

($ in millions, except per share data)	Q1 2020	Q1 2019	$ Var	% Var	Commentary
Net Sales	$637	$675	($38)	(5.6%)	Decrease was principally driven by lower demand in the North America On-Highway and Outside North America On-Highway end markets partially offset by higher demand in the Defense and Service Parts, Support Equipment & Other end markets
Cost of Sales	$311	$316	$5	1.6%	
Gross Profit	$326	$359	($33)	(9.2%)	Decrease was principally driven by lower net sales and unfavorable mix partially offset by favorable material costs
Operating Expenses					
Selling, General and Administrative	$75	$84	$9	10.7%	Decrease was principally driven by lower incentive compensation expense and lower intangible amortization expense
Engineering – Research and Development	$36	$31	($5)	(16.2%)	Increase was principally driven by timing of product initiatives spending
Total Operating Expenses	$111	$115	$4	3.5%	
Operating Income	$215	$244	($29)	(11.9%)	
Interest Expense, net	($33)	($36)	$3	8.3%	Decrease was principally driven by expenses related to the long-term debt refinancing in 2019 that did not recur in 2020
Other (Expense) Income, net	($1)	$3	($4)	(133.3%)	Change was principally driven by an unfavorable change in foreign exchange on intercompany financing
Income Before Income Taxes	$181	$211	($30)	(14.2%)	
Income Tax Expense	($42)	($44)	$2	4.5%	Decrease was principally driven by decreased taxable income
Net Income	$139	$167	($28)	(16.8%)	
Diluted Earnings Per Share	$1.20	$1.32	($0.12)	(9.1%)	Q1 2020: 116M shares; Q1 2019: 127M shares
Adjusted EBITDA[(1)]	$257	$290	($33)	(11.4%)	

(1) See Appendix for a reconciliation of Adjusted EBITDA.

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Allison Transmission

Q1 2020 Cash Flow Performance See Appendix for a reconciliation of Adjusted Free Cash Flow. Operating Working Capital = A/R + Inventory – A/P. ($ in millions) Q1 2020 Q1 2019 $ Variance % Variance Commentary Net Cash Provided by Operating Activities $148 $194 ($46) (23.7%) Principally driven by lower gross profit and increased products initiatives spending partially offset by lower cash interest expense CapEx $21 $19 ($2) (10.5%) Principally driven by increased spending related to investments in productivity and replacement programs, and engineering and testing capabilities Adjusted Free Cash Flow(1) $127 $175 ($48) (27.4%) Principally driven by lower net cash provided by operating activities and increased capital expenditures ($ in millions) Q1 2020 Q1 2019 $ Variance % Variance Commentary Operating Working Capital(2) Percentage of LTM Sales 12.7% 11.7% N/A (100 Bps) Principally driven by increased operating working capital associated with the Walker Die Casting acquisition Cash Paid for Interest $8 $14 $6 43.8% Principally driven by intra-year timing of payments Cash Paid for Income Taxes $6 $6 $0 0.0%

Strong Liquidity Profile & Q1 2020 Capital Allocation Long-term Debt Profile & Credit Statistics Debt Maturity Profile Cash and Available Borrowing Capacity of $709 million as of March 31, 2020 $114 million of cash and cash equivalents $595 million of available revolving credit facility commitments, expiring in September 2024 History of robust free cash flow generation Staggered, flexible, long-dated and covenant light debt structure with the earliest maturity due in Sep 2024 Financial Covenant points to First Lien Net Leverage Ratio(1) Maximum threshold of 5.5x First Lien Net Leverage ratio (First Lien Net Debt to LTM Adj. EBITDA) First Lien Net Leverage ratio of 0.50x as of March 31, 2020 Net Leverage of 2.31x (Net Debt to LTM Adj. EBITDA) as of March 31, 2020 Q1 2020 Capital Allocation Increased dividend to $0.17 per share Settled $180 million of share repurchases at an average price of $35.31 Applicable only if Revolver drawn at quarter end

APPENDIX Non-GAAP Financial Information

Non-GAAP Reconciliations (1 of 2) Adjusted EBITDA reconciliation

Non-GAAP Reconciliations (2 of 2) Adjusted Free Cash Flow reconciliation